CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
 of Flint River Bancshares, Inc.


     We consent to the use in this Registration Statement on Form SB-2 of our report dated September 3, 2003, relating to the balance sheet of Flint River Bancshares, Inc., as of July 31, 2003, and the related statements of operations, changes in shareholders' deficit, and cash flows for the period ended July 31, 2003, and to the reference to our firm under the caption "Experts" in the prospectus.


                                      /s/THIGPEN, JONES, SEATON & CO., PC


Dublin, Georgia
October 7, 2003


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